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                                                                    EXHIBIT 10.2

                               SECURITY AGREEMENT
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         THIS SECURITY AGREEMENT ("AGREEMENT") is made and entered into on the
18th day of July, 2007, by and between RECLAMATION CONSULTING AND APPLICATIONS, INC., a corporation duly organized and validly existing under the laws of the State of Colorado ("DEBTOR") and CANVASBACK COMPANY LIMITED, a company organized and validly existing under the laws of Anguilla ("SECURED PARTY"). Together, Debtor and Secured Party are sometimes referred to herein as the "PARTIES" or individually as a "PARTY."

A. Debtor has borrowed funds and may borrow through subsequent advances additional funds, from Secured Party pursuant to a Secured Revolving Line of Credit Agreement of even date herewith (the "CREDIT AGREEMENT") and a Secured Promissory Note of even date herewith (the "NOTE").

B. As security for its repayment obligations under the Note, Debtor has agreed to grant Secured Party a security interest in all of its assets on the terms set forth in this Security Agreement.

            NOW, THEREFORE, to that end and in consideration of the premises, covenants and agreements set forth below, and the mutual benefits to be derived from this Security Agreement, and other good and valuable consideration, the parties hereto agree as follows:

1. GRANT OF SECURITY INTEREST. Debtor hereby grants to Secured Party a security interest in the property described in Paragraph 2 below (collectively and severally, the "COLLATERAL") to secure the payment and performance of the obligations of Debtor to Secured Party described in Paragraph 3 below (collectively and severally, the "OBLIGATIONS").

2. COLLATERAL. The Collateral consists of all assets and property of the Debtor whatsoever and wheresoever located, together with all additions and accessions thereto and replacements therefor and all proceeds of the foregoing, including but not limited to real property, personal property, money, accounts, deposit accounts, chattel paper, documents, notes, drafts, instruments, goods, inventory, equipment, general intangibles, insurance proceeds, other tangible or intangible property received upon the sale or disposition of the foregoing, and any and all books and records, in whatever form or medium, that at any time evidence or contain information relating to any of the foregoing properties or interests in properties or are otherwise necessary or helpful in the collection thereof or realization thereon.

3. OBLIGATIONS. The "OBLIGATIONS" of Debtor secured by this Agreement consist of:

         (a) The obligations and liabilities of Debtor to Secured Party arising under the Credit Agreement, or the Note; and

         (b) The obligations and liabilities of Debtor to Secured Party under
(i) this Security Agreement, (ii) any and all agreements, instruments or documents now or hereafter evidencing or securing payment of the Obligations, and (iii) any and all extensions, renewals, modifications, amendments and replacements thereof.


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4. SUBORDINATION OF SECURITY INTEREST. Secured Party understands that Debtor has issued approximately One Million One Hundred Sixty Thousand Dollars ($1,160,000) of twelve percent (12%) convertible debentures (the "DEBENTURES"), secured by a security interest in the Collateral (the "DEBENTURE SECURITY INTEREST"). Secured Party agrees (i) that the security interest in the Collateral that Debtor shall receive pursuant to this Agreement (the "LINE OF CREDIT SECURITY INTEREST") is subordinate to, and subject to, the Debenture Security Interest.

5. REPRESENTATIONS AND COVENANTS OF DEBTOR. Debtor represents, warrants and agrees as follows:

         (a) At the request of Secured Party, Debtor will join with Secured Party in executing one or more financing statements, pursuant to the Uniform Commercial Code, as well as deeds of trust and/or fixture filings, in forms satisfactory to Secured Party and will pay the cost of filing the same or filing or recording the same in all public offices wherever filing or recording is deemed by Secured Party to be necessary or desirable.

         (b) Debtor will do all acts which may be necessary to maintain, preserve and protect the Collateral, not to commit or permit any waste thereof, to maintain the Collateral in good order, repair and condition, reasonable wear and tear excepted, and to comply with all laws, regulations and ordinances relating to the possession, operation, maintenance and control of the Collateral.

         (c) Debtor will not remove any of the Collateral from its premises, except for the purposes of repair or replacement with other articles of substantially similar quality and value, and except for sales of products in the ordinary course of business.

         (d) Debtor will not, except in the ordinary course of business, sell, assign, lease, or otherwise dispose of all or any of the Collateral without the prior written consent of Secured Party.

         (e) Debtor will pay, at least ten days before delinquency, all taxes, assessments and liens now or hereafter imposed on the Collateral.

         (f) Debtor will procure, execute and deliver from time to time any agreements, endorsements, assignments, financing statements and other writings and take such other actions deemed necessary or appropriate by Secured Party to create, confirm, perfect, maintain and protect its security interest hereunder and the priority thereof.

6. AUTHORIZED ACTION BY SECURED PARTY. If Debtor fails to make any payment or do any act as herein required, then Secured Party, without obligation to do so and without notice to or demand upon Debtor, may make such payments and do such acts as Secured Party may deem necessary to protect its security interest in the Collateral. Debtor hereby agrees to pay immediately and without demand all sums so expended by Secured Party pursuant to the provisions of this paragraph with interest from date of expenditure at the maximum rate allowed by law.


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7. DEFAULT. Debtor shall be in default under this Agreement on the happening of any of the following events or conditions and the failure of Debtor to cure such events or conditions within ten (10) business days following written notice from the Secured Party describing with particularity the event or condition giving rise to an event of default:

         (a) The occurrence of any event of default under the Credit Agreement or the Note, as such documents may be amended from time to time;

         (b) The failure by Debtor to perform any obligations under this Agreement or the Credit Agreement;

         (c) The breach of any warranty or representation made or furnished to Secured Party by Debtor in this Agreement or the Credit Agreement, that proves to have been false in any material respect when made;

         (d) Termination of Debtor's existence or the dissolution of Debtor;

         (e) Filing by Debtor of a voluntary petition in bankruptcy seeking reorganization, arrangement or readjustment of debts, or any other relief under the Bankruptcy Code as amended or under any other insolvency act or law, state or federal, now or hereafter existing; or

         (f) Filing of an involuntary petition against Debtor in bankruptcy seeking reorganization, arrangement or readjustment of debts, or any other relief under the Bankruptcy Code as amended, or under any other insolvency act or law, state or federal, now or hereafter existing, and the continuance thereof for sixty (60) days undismissed, unbonded, or undischarged.

8. RIGHTS UPON DEFAULT. Upon any such default, Secured Party, at his option, without demand upon or notice to Debtor, may declare all Obligations secured hereby to be immediately due and payable, and Secured Party shall have all the rights and remedies provided a secured party under the Uniform Commercial Code as enacted in California. All rights and remedies of Secured Party under this Agreement are in addition to all rights and remedies given to Secured Party contained in any other agreement, instrument or document or available to Secured Party at law, by statute or in equity. All such rights and remedies are cumulative and not exclusive and may be exercised successively, concurrently and repeatedly.

9. WAIVERS. Debtor waives any right to require Secured Party to (a) proceed against any person, (b) proceed against, apply or exhaust any Collateral or any other security for the Obligations secured hereby, or (c) pursue any other remedy in Secured Party's power. Debtor waives any defenses arising by reason of any disability or other defense of any person, or by reason of the cessation from any cause whatsoever of the liability of any other person.

10.      MISCELLANEOUS.

         (a) This Agreement may be assigned by Secured Party only. Any assignment of this Agreement by Debtor is null and void and shall constitute a default by Debtor. This Agreement shall bind and inure to the benefit of the parties' successors and assigns.


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         (b) References to the Uniform Commercial Code refer to the Uniform
Commercial Code as adopted by the State of California.

         (c) This Agreement and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the State of California including all matters of construction, validity, performance, and enforcement and without giving effect to the principles of conflict of laws. The parties submit to the jurisdiction of the Courts of the County of Orange, State of California or a Federal Court empaneled in the State of California for the resolution of all legal disputes arising under the terms of this Agreement, including, but not limited to, enforcement of any arbitration award. In the event any Party hereto shall commence legal proceedings against the other to enforce the terms hereof, or to declare rights hereunder, as the result of a breach of any covenant or condition of this Agreement, the prevailing party in any such proceeding shall be entitled to recover from the losing party its costs of suit, including reasonable attorneys' fees, as may be fixed by the court.

         (d) Upon performance by Debtor of the Obligations secured hereby, Secured Party shall execute such documents as Debtor may reasonably request to release and relinquish the security interest created hereby.

         (e) This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         (f) Any forbearance, failure or delay by Secured Party in exercising any right or remedy shall not preclude the further exercise thereof, and every right or remedy of Secured Party shall continue in full force and effect until such right or remedy is specifically waived in a writing executed by Secured Party.

         (g) This Agreement constitutes the entire agreement with respect to the subject matter hereof. The terms and provisions of this Agreement may not be amended, waived, altered or modified except by written agreement signed by Debtor and Secured Party.


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

RECLAMATION CONSULTING
AND APPLICATIONS, INC.:                      ATTEST:


   By:   /s/ Gordon W. Davies                By: /s/ Michael C. Davies
         --------------------------              ----------------------------
         Gordon W. Davies                        Michael C. Davies
         President                               Secretary


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CANVASBACK COMPANY LIMITED:


   By:    /s/ Bernadine Romney
          -------------------------------
   Name:  Bernadine Romney
          Authorized Signatory


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